UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2022

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2022 (the “Effective Date”), Phathom Pharmaceuticals, Inc. (the “Company”) entered into a Vonoprazan Commercial Supply Agreement (the “Supply Agreement”) with Evonik Operations GmbH (“Evonik”), pursuant to which Evonik has agreed to supply commercial quantities of vonoprazan drug substance (“API”) to the Company.

Pursuant to the Supply Agreement, Evonik has agreed to supply the Company with, and the Company has agreed to purchase from Evonik, certain quantities of API at an agreed upon price depending on the volume of product ordered by the Company. The price may be adjusted thereafter based on changes in costs incurred by Evonik. Subject to certain pre-existing API purchase obligations, the Company has agreed to purchase up to a specified percentage of its annual requirements of API from Evonik, which annual requirements percentage is subject to adjustment based upon the price of API under the Supply Agreement.

Unless terminated earlier, the term of the Supply Agreement extends for a period of five years from its Effective Date (the “Initial Term”), which Initial Term shall be extended to a total of seven years if Evonik successfully qualifies a second manufacturing facility for the production of API no later than December 31, 2024. The Supply Agreement may be terminated effective at the end of the Initial Term on at least twenty-four months written notice by either party. In the absence of such notice, the Supply Agreement will extend automatically for additional two-year periods which may be terminated upon eighteen months’ notice. The Supply Agreement may also be terminated at any time upon written notice by either party if the other party has failed to remedy a material breach of the terms of the Supply Agreement within a specified period following receipt of written notice of such breach.

The Supply Agreement also includes customary provisions relating to, among others, forecasts, delivery and payments, handling and transport, intellectual property, confidentiality, warranties and indemnification. The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supply Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022. The Company intends to redact certain portions of the Supply Agreement for confidentiality purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: August 4, 2022	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary